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                   PREFERRED SECURITIES GUARANTEE AGREEMENT




                          BEAR STEARNS CAPITAL TRUST II




                          Dated as of December 16, 1998



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                              CROSS-REFERENCE TABLE

   Trust                                                           Preferred
 Indenture                                                        Securities
Act Section                                                        Guarantee
-----------                                                         Section
                                                                  -----------

  310 (a)...................................................   4.1(a)
      (b)...................................................   4.1(c)
      (c)...................................................   Not Applicable
  311 (a)...................................................   2.2(a)
      (b)...................................................   2.2(b)
      (c)...................................................   Not Applicable
  312 (a)...................................................   2.2(a)
      (b)...................................................   2.2(b)
  313 ......................................................   2.3
  314 (a)...................................................   2.4
      (b)...................................................   Not Applicable
      (c)...................................................   2.5
      (d)...................................................   Not Applicable
      (f)...................................................   Not Applicable
  315 (a)...................................................   3.1(b)
      (b)...................................................   2.7
      (c)...................................................   3.1(a)
      (d)...................................................   3.1(a)
  316 (a)...................................................   5.4(a), 2.6

__________
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Preferred Securities Guarantee.


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                                TABLE OF CONTENTS



                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

SECTION 1.1  Definitions and Interpretation..................................1


                                   ARTICLE II

                               TRUST INDENTURE ACT

SECTION 2.1  Trust Indenture Act; Application................................5
SECTION 2.2  Lists of Holders of Securities..................................5
SECTION 2.3  Reports by the Guarantee Trustee................................5
SECTION 2.4  Periodic Reports to Guarantee Trustee...........................6
SECTION 2.5  Evidence of Compliance with Conditions Precedent................6
SECTION 2.6  Events of Default; Waiver.......................................6
SECTION 2.7  Events of Default; Notice.......................................6
SECTION 2.8  Conflicting Interests...........................................7


                                   ARTICLE III

                POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE

SECTION 3.1  Powers and Duties of the Guarantee Trustee......................7
SECTION 3.2  Certain Rights of Guarantee Trustee.............................9
SECTION 3.3  Not Responsible for Recitals or Issuance of Preferred
               Securities Guarantee.........................................11


                                   ARTICLE IV

                                GUARANTEE TRUSTEE

SECTION 4.1  Guarantee Trustee; Eligibility.................................11
SECTION 4.2  Appointment, Removal and Resignation of Guarantee Trustee......12


                                    ARTICLE V

                                    GUARANTEE

SECTION 5.1  Preferred Securities Guarantee.................................12
SECTION 5.2  Waiver of Notice and Demand....................................13
SECTION 5.3  Obligations Not Affected.......................................13
SECTION 5.4  Rights of Holders..............................................14
SECTION 5.5  Guarantee of Payment...........................................14
SECTION 5.6  Subrogation....................................................15
SECTION 5.7  Independent Obligations........................................15


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SECTION 5.8  Consolidation, Merger, Sale of Assets and Other
               Transactions.................................................15


                                   ARTICLE VI

                                  SUBORDINATION

SECTION 6.1  Ranking........................................................16


                                   ARTICLE VII

                                   TERMINATION

SECTION 7.1  Termination....................................................16


                                  ARTICLE VIII

                                 INDEMNIFICATION

SECTION 8.1  Exculpation....................................................16
SECTION 8.2  Indemnification................................................17
SECTION 8.3  Compensation; Reimbursement of Expenses........................17


                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.1  Successors and Assigns.........................................18
SECTION 9.2  Amendments.....................................................18
SECTION 9.3  Notices........................................................18
SECTION 9.4  Benefit........................................................19
SECTION 9.5  Governing Law..................................................19


                                      -ii-


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                   PREFERRED SECURITIES GUARANTEE AGREEMENT

            PREFERRED SECURITIES GUARANTEE AGREEMENT, dated as of December 16, 1998 (the "Preferred Securities Guarantee") is executed and delivered by The Bear Stearns Companies Inc., a Delaware corporation (the "Guarantor"), and The Chase Manhattan Bank, a New York State banking corporation, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of Bear Stearns Capital Trust II, a Delaware statutory business trust (the "Issuer").

            WHEREAS, pursuant to an Amended and Restated Trust Agreement, dated as of December 16, 1998 (the "Trust Agreement"), among the trustees named therein of the Issuer, the administrators named therein, The Bear Stearns Companies Inc., as depositor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof 12,000,000 shares ($300,000,000 aggregate Liquidation Amount) of 7 1/2% Trust Issued Preferred Securities (the "Preferred Securities");

            WHEREAS, as incentive for the Holders to purchase the Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Preferred Securities Guarantee, to pay to the Holders of Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

            WHEREAS, the Guarantor is also executing and delivering a common securities guarantee agreement (the "Common Securities Guarantee") in similar terms to this Preferred Securities Guarantee for the benefit of the holders of the Common Securities (as defined in the Trust Agreement) of the Issuer, except that if an Event of Default (as defined in the Trust Agreement), has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments under the Common Securities Guarantee are subordinated to the rights of Holders of Preferred Securities to receive Guarantee Payments under this Preferred Securities Guarantee.

            NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Preferred Securities Guarantee for the benefit of the Holders.

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

            SECTION 1.1  Definitions and Interpretation.

            In this Preferred Securities Guarantee, unless the context otherwise requires:



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            (a) capitalized  terms used in this Preferred  Securities  Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

            (b) a term defined anywhere in this Preferred Securities Guarantee has the same meaning throughout;

            (c) all references to "the Preferred Securities Guarantee" or "this Preferred Securities Guarantee" are to this Preferred Securities Guarantee as modified, supplemented or amended from time to time;

            (d) all references in this Preferred Securities Guarantee to Articles and Sections are to Articles and Sections of this Preferred Securities Guarantee, unless otherwise specified;

            (e) terms defined in the Trust Agreement as at the date of execution of this Preferred Securities Guarantee or in the Trust Indenture Act as the case may be, have the same meanings when used in this Preferred Securities Guarantee, unless otherwise defined in this Preferred Securities Guarantee or unless the context otherwise requires; and

            (f) a reference to the singular includes the plural and vice versa.

            "Corporate Trust Office" means the office of the Guarantee Trustee at which the corporate trust business of the Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Preferred Securities Guarantee is located at 450 West 33rd Street, New York, New York 10001.

            "Covered   Person"  means  any  Holder  or  beneficial   owner  of
Preferred Securities.

            "Debentures" means the junior subordinated debentures of The Bear Stearns Companies Inc. designated the 7 1/2% Junior Subordinated Deferrable Interest Debentures due December 15, 2028 held by the Property Trustee (as defined in the Trust Agreement) of the Issuer.

            "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Preferred Securities Guarantee.

            "Existing Indenture" means the Indenture, dated as of January 29, 1997, between the Guarantor and The Chase Manhattan Bank, as trustee, as amended or supplemented from time to time.

            "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Issuer: (i) any accumulated and unpaid Distributions (as defined in the Trust Agreement) which are required to be paid on such Preferred Securities to the extent the Issuer shall have

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funds available therefor,  (ii) the redemption price,  including all accumulated and unpaid Distributions to the date of redemption (the "Redemption Price") to the extent the Issuer has funds available therefor, with respect to any Preferred Securities called for redemption by the Issuer, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Preferred Securities as provided in the Trust Agreement), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Issuer shall have funds available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution").

            "Guarantees"   means  the  Common  Securities   Guarantee  and  this
Preferred Securities Guarantee, collectively.

            "Guarantee Trustee" means The Chase Manhattan Bank, a New York State banking corporation, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Preferred Securities Guarantee and thereafter means each such Successor Guarantee Trustee.

            "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Preferred Securities; provided, however, that, in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

            "Indemnified Person" means the Guarantee Trustee, any Affiliate of the Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Guarantee Trustee.

            "Indenture" means the Indenture dated as of December 16, 1998, between the Guarantor and The Chase Manhattan Bank, not in its individual capacity but solely as trustee, and any indenture supplemental thereto pursuant to which the Debentures are to be issued to the Property Trustee of the Issuer.

            "Liquidation Distribution" has the meaning set forth in the definition of "Guarantee Payments" herein.

            "Majority in Liquidation Amount of the Preferred Securities" means, except as provided by the Trust Indenture Act, a vote by Holder(s) of Preferred Securities, voting together as a class, but separately from the holders of Common Securities, of more than 50% of the aggregate Liquidation Amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all Preferred Securities then outstanding.

            "Officers' Certificate" means a certificate signed by the Chairman of the Board or any Vice Chairman of the Board or the President or any Executive Vice President or Chief

Operating Officer or Chief Financial Officer of the Depositor and by the Treasurer or an Assistant Treasurer or Controller or the Secretary or an Assistant Secretary of the Depositor and delivered to the Guarantee Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Preferred Securities Guarantee (other than pursuant to Section 2.4) shall include:

            (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

            (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

            (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

            "Other Guarantees" means all other guarantees (if any) to be issued by the Company with respect to capital securities (if any) to be issued by other trusts to be established by the Company (if any).

            "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

            "Responsible Officer" means, with respect to the Guarantee Trustee, any officer within the Corporate Trust Office of the Guarantee Trustee, including any vice president, any assistant vice president, any assistant secretary, the treasurer, any assistant treasurer, any trust officer, any senior trust officer, or other officer of the Corporate Trust Office of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

            "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

            "Trust Event of Default" means an "Event of Default" as defined in the Trust Agreement.

            "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

            "Trust Securities" means the Common Securities and the Preferred Securities.

                                   ARTICLE II

                               TRUST INDENTURE ACT

            SECTION 2.1  Trust Indenture Act; Application.

            (a) This Preferred Securities Guarantee is subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions; and

            (b) if and to the extent that any provision of this Preferred Securities Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

            SECTION 2.2 Lists of Holders of Securities.

            (a) The Guarantor shall provide the Guarantee Trustee (i) within five days after each record date for payment of Distributions, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Preferred Securities ("List of Holders") as of such record date, provided that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Guarantee Trustee by the Guarantor, and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders, which List of Holders shall be as of a date no more than 14 days before such List of Holders is given to the Guarantee Trustee. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

            (b) The Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

            SECTION 2.3 Reports by the Guarantee Trustee.

            Not later than January 15 of each year commencing  January 15, 2000, the Guarantee Trustee shall provide to the Holders of the Preferred Securities such reports dated as of the immediately preceding November 15 as are required by Section 313(a) of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act. The Guarantor will notify the Guarantee Trustee if and when any Preferred Securities are listed on any exchange, interdealer quotation system or self-regulatory organization.

            SECTION 2.4 Periodic Reports to Guarantee Trustee.

            The Guarantor shall provide to the Guarantee Trustee, the Securities and Exchange Commission and the Holders as applicable, such documents, reports and information (if any) as required by Section 314 and the compliance certificate required by Section 314(a)(4) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act, such compliance certificate to be delivered annually on or before September 15 of each year beginning in 1999.

            SECTION 2.5 Evidence of Compliance with Conditions Precedent.

            The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent provided for in this Preferred Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act may be given in the form of an Officers' Certificate.

            SECTION 2.6 Events of Default; Waiver.

            The Holders of a Majority in Liquidation Amount of the Preferred Securities may, voting or consenting as a class, on behalf of the Holders of all of the Preferred Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and shall be deemed to have been cured, for every purpose of this Preferred Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent therefrom.

            SECTION 2.7 Events of Default; Notice.

            (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Preferred Securities, notices of all Events of Default actually known to a Responsible Officer of the Guarantee Trustee, unless such defaults have been cured before the giving of such notice; provided, however, that, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or responsible officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Preferred Securities.

            (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice thereof from the Guarantor or a Holder, or a Responsible Officer of the Guarantee Trustee charged with the administration of this Preferred Securities Guarantee shall have obtained written notice thereof.

            SECTION 2.8  Conflicting Interests.

            The Indenture and the securities issued or to be issued thereunder; the Trust Agreement and the Trust Securities issued or to be issued thereunder; any Preferred Securities Guarantee Agreement relating to a Bear Stearns Trust (as defined in the Indenture and the Existing Indenture) between the Guarantor and The Chase Manhattan Bank, as guarantee trustee; any Amended and Restated Trust Agreement relating to a Bear Stearns Trust among the Guarantor, as depositor, The Chase Manhattan Bank, as property trustee, Chase Manhattan Bank Delaware, as Delaware trustee, the administrators named therein and the several holders and the Trust Securities issued and to be issued thereunder; and the Existing Indenture and the securities issued or to be issued thereunder, shall be deemed to be specifically described in this Preferred Securities Guarantee for the purposes of clause (i) of the proviso contained in Section 310(b)(l) of the Trust Indenture Act.

                                   ARTICLE III

                POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE

            SECTION 3.1 Powers and Duties of the Guarantee Trustee.

            (a) This Preferred Securities Guarantee shall be held by the Guarantee Trustee for the benefit of the Holders of the Preferred Securities, and the Guarantee Trustee shall not transfer this Preferred Securities Guarantee to any Person except a Holder of Preferred Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

            (b) If an Event of Default actually known to a Responsible Officer of the Guarantee Trustee has occurred and is continuing, the Guarantee Trustee shall enforce this Preferred Securities Guarantee for the benefit of the Holders of the Preferred Securities.

            (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants shall be read into this Preferred Securities Guarantee against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Guarantee Trustee, the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Preferred Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

            (d) No provision of this Preferred Securities Guarantee shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                  (A) the duties and obligations of the Guarantee  Trustee shall be determined solely by the express provisions of this Preferred Securities

            Guarantee, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants or obligations shall be read into this Preferred Securities Guarantee against the Guarantee Trustee; and

                  (B) in the  absence of bad faith on the part of the  Guarantee
            Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Preferred Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Preferred Securities Guarantee;

                  (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that such Responsible Officer of the Guarantee Trustee or the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                  (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Preferred Securities Guarantee; and

                  (iv) no provision of this Preferred Securities Guarantee shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds is not reasonably assured to it under the terms of this Preferred Securities Guarantee or indemnity, reasonably satisfactory to the Guarantee Trustee, against such risk or liability is not reasonably assured to it.

            SECTION 3.2 Certain Rights of Guarantee Trustee.

            (a)  Subject to the provisions of Section 3.1:

                  (i) The Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  (ii) Any direction or act of the Guarantor contemplated by this Preferred Securities Guarantee shall be sufficiently evidenced by an Officers' Certificate.

                  (iii) Whenever, in the administration of this Preferred Securities Guarantee, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

                  (iv) The Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

                  (v) The Guarantee Trustee may consult with counsel of its selection, and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee from any court of competent jurisdiction.

                  (vi) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Preferred Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such security and indemnity, reasonably satisfactory to the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided, however, that nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Preferred Securities Guarantee.

                  (vii) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                  (viii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                  (ix) Whenever in the administration of this Preferred Securities Guarantee the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders of a Majority in Liquidation Amount of the Preferred Securities, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in conclusively relying on or acting in accordance with such instructions.

                  (x) The Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Preferred Securities Guarantee.

            (b) No provision of this Preferred Securities Guarantee shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.

            SECTION  3.3  Not   Responsible  for  Recitals  or  Issuance  of
Preferred Securities Guarantee.

            The recitals contained in this Preferred Securities Guarantee shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representation as to the validity or sufficiency of this Preferred Securities Guarantee.

                                   ARTICLE IV

                                GUARANTEE TRUSTEE

            SECTION 4.1 Guarantee Trustee; Eligibility.

            (a) There shall at all times be a Guarantee Trustee which shall:

                  (i)   not be an Affiliate of the Guarantor; and

                  (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of

      Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

            (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

            (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act, subject to the penultimate paragraph thereof.

            SECTION  4.2  Appointment,  Removal  and  Resignation  of  Guarantee
Trustee.

            (a) Subject to Section 4.2(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor except during an Event of Default.

            (b) The Guarantee  Trustee  shall not be removed in accordance  with
Section 4.2(a) until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

            (c) The Guarantee Trustee appointed to office shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by an instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

            (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery of an instrument of removal or resignation, the Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

            (e) No Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Guarantee Trustee.

            (f) Upon termination of this Preferred Securities Guarantee or removal or resignation of the Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Guarantee Trustee all amounts owing to the Guarantee Trustee under Sections 8.2 and 8.3 accrued to the date of such termination, removal or resignation.

                                    ARTICLE V

                                    GUARANTEE

            SECTION 5.1 Preferred Securities Guarantee.

            The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. Such obligations will not be discharged except by payment of the Guarantee Payments in full. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

            SECTION 5.2 Waiver of Notice and Demand.

            The Guarantor hereby waives notice of acceptance of this Preferred Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

            SECTION 5.3 Obligations Not Affected.

            The obligations, covenants, agreements and duties of the Guarantor under this Preferred Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

            (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

            (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures or any extension of the maturity date of the Debentures permitted by the Indenture);

            (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

            (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

            (e)   any   invalidity   of,  or  defect  or  deficiency  in,  the
Preferred Securities;

            (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

            (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

            There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

            SECTION 5.4  Rights of Holders.

            (a) The Holders of a Majority in Liquidation Amount of the Preferred Securities have the right to direct the time, method and place of conducting of any proceeding for any remedy available to the Guarantee Trustee in respect of this Preferred Securities Guarantee or exercising any trust or power conferred upon the Guarantee Trustee under this Preferred Securities Guarantee; provided however, that (subject to Section 3.1) the Guarantee Trustee shall have the right to decline to follow any such direction if the Guarantee Trustee shall determine that the actions so directed would be unjustly prejudicial to the Holders not taking part in such direction or if the Guarantee Trustee being advised by counsel determines that the action or proceedings directed may not lawfully be taken or if the Guarantor Trustee in good faith by its board of directors or trustees, executive committees or a trust committee of directors or trustees and/or Responsible Officers shall determine that the action or proceedings so directed would involve the Guarantee Trustee in personal liability.

            (b) Any Holder of Preferred Securities may institute a legal proceeding directly against the Guarantor to enforce its rights under this Preferred Securities Guarantee, without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other Person. The Guarantor waives any right or remedy to require that any such action be brought first against the Issuer or any other Person before so proceeding directly against the Guarantor.

            (c) The Guarantor expressly acknowledges that (i) this Preferred Securities Guarantee will be deposited with the Guarantee Trustee to be held for the benefit of the Holders and (ii) the Guarantee Trustee has the right to enforce this Preferred Securities Guarantee on behalf of the Holders.

            SECTION 5.5  Guarantee of Payment.

            This Preferred Securities Guarantee creates a guarantee of payment and not of collection. This Preferred Securities Guarantee will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer) or upon distribution of Debentures to Holders as provided in the Trust Agreement.

            SECTION 5.6  Subrogation.

            The Guarantor shall be subrogated to all (if any) rights of the Holders of Preferred Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Preferred Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Preferred Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Preferred Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

            SECTION 5.7  Independent Obligations.

            The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Preferred Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.

            SECTION 5.8 Consolidation, Merger, Sale of Assets and Other Transactions.

            The  Guarantor  shall not  consolidate  with or merge into any other
Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Guarantor or convey, transfer or lease its properties and assets substantially as an entirety to the Guarantor, unless (i) either the Guarantor shall be the continuing corporation, or the successor shall be a Person organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Guarantor's obligations under this Preferred Securities Guarantee by written instrument in form satisfactory to the Guarantee Trustee, (ii) immediately after giving effect thereto, no Event of Default under this Preferred Securities Guarantee, and no event which, after notice or lapse of time or both, would become an Event of Default under this Preferred Securities Guarantee, shall have occurred and be continuing, and (iii) such consolidation, merger, conveyance, transfer or lease shall be permitted under the Trust Agreement and the Indenture and does not give rise to any breach or violation of the Trust Agreement or Indenture.

                                   ARTICLE VI

                                  SUBORDINATION

            SECTION 6.1  Ranking.

            This Preferred Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company (as defined in the Indenture). This Preferred Securities Guarantee will rank pari passu with all Other Guarantees. By their acceptance thereof, each Holder of Preferred Securities agrees to the foregoing provisions of this Preferred Securities Guarantee and the other terms set forth herein.

            If a Trust Event of Default has occurred and is continuing, the rights of holders of the Common Securities of the Issuer to receive payments under the Common Securities Guarantee are subordinated to the rights of Holders of Preferred Securities to receive Guarantee Payments.

                                   ARTICLE VII

                                   TERMINATION

            SECTION 7.1  Termination.

            This Preferred Securities Guarantee shall terminate, subject to Sections 8.2 and 8.3, (i) upon full payment of the Redemption Price of all Preferred Securities, (ii) upon the distribution of the Debentures to the Holders of all of the Preferred Securities or (iii) upon full payment of the amounts payable in accordance with the Trust Agreement upon dissolution of the Issuer. Notwithstanding the foregoing, this Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Preferred Securities must restore payment of any sums paid under the Preferred Securities or under this Preferred Securities Guarantee.

                                  ARTICLE VIII

                                 INDEMNIFICATION

            SECTION 8.1  Exculpation.

            (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Preferred Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Preferred Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

            (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Issuer or the Guarantor and upon such information, opinions, reports or statements presented to the Trust or the Guarantor by any Persons to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who, if selected by such Indemnified Person, has been selected with reasonable care by such Indemnified Person, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Preferred Securities might properly be paid.

            SECTION 8.2 Indemnification. The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Guarantee Trustee will not claim or exact any lien or charge on any Guarantee Payments as a result of any amount due to it under this Preferred Securities Guarantee. The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Preferred Securities Guarantee.

            SECTION 8.3 Compensation; Reimbursement of Expenses.

            The Guarantor agrees:

            (a) to pay to the Guarantee Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

            (b) except as otherwise expressly provided herein, to reimburse the Guarantee Trustee upon request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any provision of this Preferred Securities Guarantee (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith.

            The provisions of this Section 8.3 shall survive the termination of this Preferred Securities Guarantee.

                                   ARTICLE IX

                                  MISCELLANEOUS

            SECTION 9.1  Successors and Assigns.

            All guarantees and agreements contained in this Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding. Except in connection with any merger or consolidation of the Guarantor with or into another entity or any sale or conveyance of the Guarantor's assets to another entity or of another entity's assets to the Guarantor, in each case, to the extent permitted under Section 5.8 of this Preferred Securities Guarantee, the Guarantor may not assign its rights or delegate its obligations under this Preferred Securities Guarantee without the prior approval of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities.

            SECTION 9.2  Amendments.

            Except with respect to any changes that do not adversely affect the rights of Holders of Preferred Securities in any material respect (in which case no consent of Holders will be required), this Preferred Securities Guarantee may only be amended with the prior approval of the Holders of a least a Majority in Liquidation Amount of the Preferred Securities.

            The provisions of the Trust Agreement with respect to amendments thereof apply to the giving of such approval.

            SECTION 9.3  Notices.

            All notices provided for in this Preferred Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

            (a) If given to the Guarantee Trustee, at the Guarantee Trustee's mailing address set forth below (or such other address as the Guarantee Trustee may give notice of to the Holders of the Preferred Securities):

            The Chase Manhattan Bank
            450 West 33rd Street
            New York, NY 10001
            Attention:  Corporate Trustee Administration Department

            (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Preferred Securities and to the Guarantee Trustee):

            The Bear Stearns Companies Inc.
            245 Park Avenue
            New York, NY  10167
            Attention: Corporate Secretary

            (c) If given to any Holder of Preferred Securities, at the address set forth on the books and records of the Issuer.

            All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

            SECTION 9.4  Benefit.

            This Preferred Securities Guarantee is solely for the benefit of the Holders of the Preferred Securities and, subject to Section 3.1(a), is not separately transferable from the Preferred Securities.

            SECTION 9.5  Governing Law.

            THIS PREFERRED SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.


                 [remainder of page left blank intentionally]

            This Preferred Securities Guarantee is executed as of the day and year first above written.


                                    THE BEAR STEARNS COMPANIES INC.,
                                        as Guarantor


                                    By:    /s/ William J. Montgoris
                                       ---------------------------------------
                                       Name:   William J. Montgoris
                                       Title:  Chief Operating Officer


                                    THE CHASE MANHATTAN BANK,
                                        as Guarantee Trustee


                                    By:    /s/ William G. Keenan
                                        --------------------------------------
                                        Name:  William G. Keenan
                                        Title: Trust Officer